EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TXP Corporation (the "Company") of our report dated June 17, 2005 which appears in the Company's Form 8-K/A for the year ended December 31, 2004.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
(f.k.a. Lopez, Blevins, Bork & Associates LLP)

Houston, Texas
August 28, 2006